EXHIBIT A



                                FILING AGREEMENT
                                      AMONG
                           THE BANK OF NOVA SCOTIA AND
                               SCOTIA CAPITAL INC.


                  The undersigned hereby agree that the Schedule 13G with respect to the Common Shares of Westcoast Energy Inc. dated of even date herewith is and shall be filed on behalf of each of us pursuant to and in accordance with the provisions of Rules 13d-1(c), 13d-2(b) and 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended.


Dated: February 13, 2002


                                       THE BANK OF NOVA SCOTIA


                                       By: /s/ DAVID SMITH
                                       Name:  David Smith
                                       Title: Vice-President, Group Compliance


                                       By: /s/ VALERIE STEINMAN
                                       Name:  Valerie Steinman
                                       Title: Assistant Secretary



                                       SCOTIA  CAPITAL INC.


                                       By: /s/ ANDREW CUMMING
                                       Name:  Andrew Cumming
                                       Title: Managing Director, Head of Equity
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